UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2020
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons	,	Virginia	22102
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, DXC Technology Company (the “Company”) announced that it has appointed Kenneth P. Sharp to serve as Executive Vice-President and Chief Financial Officer of the Company, effective November 30, 2020. Mr. Sharp will succeed Neil A. Manna, who has been serving as Acting Chief Financial Officer of the Company while the Company searched for a permanent Chief Financial Officer, and who will continue to serve as Senior Vice President, Corporate Controller and Principal Accounting Officer of the Company, effective November 30, 2020.

Mr. Sharp most recently served as Vice President and Chief Financial Officer, Defense Systems Sector for Northrop Grumman (“NOC”) from June 2018 to November 2020. From January 2016 to June 2018, Mr. Sharp served as Senior Vice President, Finance of Orbital ATK (subsequently purchased by NOC). Prior to that, he served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Leidos, Inc. (formerly SAIC, Inc.) (“Leidos”), from June 2013 to January 2016, and as Senior Vice President, Finance of Leidos from March 2013 to June 2013.

Before joining Leidos, Mr. Sharp spent eleven years at Computer Sciences Corporation (“CSC”), the predecessor company to DXC. While at CSC from 2001 – 2012, Sharp was vice president and CFO for its Outsourcing business and held other financial management roles. Mr. Sharp served as Chief Financial Officer, Global Linguist Solutions in 2007, as Senior Manager at Ernst & Young from 1993 to 2001, and as a Sergeant in the United States Marine Corps Reserves from 1988 to 1996.

Mr. Sharp holds an MBA from The George Washington University and a BS in accounting from the University of Maryland. He is a certified public accountant (inactive status).

In connection with Mr. Sharp’s appointment as the Company’s Chief Financial Officer, Mr. Sharp will receive compensation that includes an annual base salary of $700,000 (subject to adjustment), annual bonus eligibility with a target amount of 110% of base salary and a cash sign-on bonus of $750,000. Mr. Sharp will also receive equity awards each fiscal year with an aggregate value equal to 400% of base salary with termination-related vesting provisions consistent with those in the Company’s current award agreements, and an inducement equity grant in the form of restricted stock units (“RSUs”) with a grant-date value equal to $750,000, vesting subject to Mr. Sharp’s continued employment in three equal installments on the first, second and third anniversaries of the grant date, and with terms and conditions generally consistent with those applicable to fiscal 2021 RSUs granted to other senior executive officers of the Company. Mr. Sharp will generally be eligible to participate in employee benefit plans and programs maintained by the Company, including the Company’s Severance Plan for Senior Management and Key Employees.

Item 7.01 Regulation FD Disclosure.

On November 12, 2020, the Company issued a press release in connection with the announcement of the appointment of Mr. Sharp. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under this Item 7.01, including Exhibit 99.1, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	November 12, 2020	By:	/s/ Zafar A. Hasan
		Name:	Zafar A. Hasan
		Title:	Vice President and Head of Corporate Legal, Corporate Secretary